UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

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PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002

(Address of Principal Executive Office) (Zip Code)

(713) 227-0480
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 1, 2014, Propell Technologies Group, Inc. (the “Company”), closed a second round of a private placement offering in which it issued an aggregate  of 1,666,666 units at a per unit price of $0.15, each unit consisting of one share of the Company’s common stock par value $.001 (the “Common Stock”) and a five year warrant to acquire one half of a share of the Company’s Common Stock at an exercise price of $0.25 per share, to two accredited investors for aggregate gross cash proceeds of $250,000 pursuant to separate Securities Purchase Agreements entered into with each investor (the “Purchase Agreements”).   The Company intends to use the net proceeds of the financing for working capital and general corporate purposes. The sale was part of a private placement offering in which the Company offered for sale on a “best efforts–all or none” basis up to 3,333,333 units (gross proceeds of $500,000 and on a “best efforts” basis the remaining 10,000,001 units for a maximum of 13,333,334 units (gross proceeds of $2,000,000). The Company previously sold 3,503,332 units in the offering (gross proceeds of $525,499.80). The offering terminates August 10, 2014.

Each investor also entered into a Registration Rights Agreement with the Company under which the Company is obligated to file a registration statement with the Securities and Exchange Commission registering the Common Stock and shares of Common Stock underlying the Warrants within 60 days following the final Closing.

The foregoing descriptions of the Registration Rights Agreement, the Warrants and the Purchase Agreement are qualified in their entirety by reference to the full text of the Registration Rights Agreement, Warrant, and Purchase Agreement were previously filed as part of the Company’s Form 8-K filed with the Securities and Exchange Commission on July 3, 2014.

Item 3.02   Unregistered Sales of Equity Securities.

The shares of Common Stock and Warrants sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014	PROPELL TECHNOLOGIES GROUP, INC.

	By:	/s/ John Huemoeller
	Name:	John Huemoeller
	Title:	Chief Executive Officer